Exhibit 10.1

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

     This COMMON STOCK AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is dated as of August 3, 2009, among SINO GREEN LAND CORPORATION, a Nevada corporation (the “Company”), and the investors identified on the signature pages hereto (the “Investors”).

ARTICLE 1
DEFINITIONS

     1.1.  Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

            “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with a Person.

            “Business Day” means any day except Saturday, Sunday and any day which is a legal holiday or a day on which banking institutions in the State of New York or in Guangzhou, China are authorized or required by law or other governmental action to close.

            “Closing” means the closing of the purchase and sale of the Securities pursuant to Article 2.

            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

            “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

            “Rule 144” means Rule 144 promulgated by the Securities and Exchange Commission (the “Commission”) pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”), as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

ARTICLE 2
PURCHASE AND SALE OF COMMON STOCK AND WARRANTS

     2.1.  Purchase and Sale of Common Stock and Warrants.

            (a) Upon the following terms and conditions, the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, shares (the “Shares”) of common stock, par value $0.001 per share of the Company (“Common Stock”) at a price per share of $0.085 for an aggregate purchase price of $1,116,000 (the “Purchase Price”). Each Investor shall pay the portion of the Purchase Price set forth opposite its name on Exhibit A hereto. The Company and the Investors are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Regulation S promulgated pursuant to the Securities Act and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

            (b) Upon the following terms and conditions and for no additional consideration, the Investors shall be issued warrants in substantially the form attached hereto as Exhibit B (the “Warrants” and collectively with this Agreement, the “Transaction Documents”) to purchase such number of shares of Common Stock as is set forth opposite the name of each Investor on Exhibit A attached hereto. Any shares of Common Stock issuable upon the exercise of the Warrants (and such shares when issued) are herein referred to as the “Warrant Shares.” The Stock, the Warrants and the Warrant Shares are sometimes collectively referred to herein as the “Securities.”

     2.2.  Closing. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Investors and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, each Investor agrees to purchase the number of Shares and Warrants set forth opposite such Investor’s name on Exhibit A. The closing under this Agreement (the “Closing”) shall take place on or about August 3, 2009 (the “Closing Date”). The Closing shall take place at the headquarters of the Company, provided, that all of the conditions set forth herein shall have been fulfilled or waived in accordance herewith.

     2.3.  Closing Deliveries.

            (a) At the Closing and upon receipt by the Company of the Purchase Price from the Investors, the Company shall deliver or cause to be delivered to the Investors (x) a certificate for the number of Shares set forth opposite the name of each Investor on Exhibit A hereto, (y) a Warrant to purchase such number of shares of Common Stock as is set forth opposite the name of each Investor on Exhibit A attached hereto and (z) any other documents required to be delivered pursuant to this Agreement.

            (b) At the Closing, the Investors shall deliver or cause to be delivered to the Company each of the documents required to be delivered by it pursuant to this Agreement as well as the Purchase Price in United States dollars and in immediately available funds, by wire transfer to an account designated by the Company.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

     3.1.  Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors as follows, as of the date hereof and as of the Closing Date:

            (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as currently conducted.

            (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. When executed and delivered by the Company, the Transaction Documents will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

            (c) Certain Fees. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by the Investors pursuant to written agreements executed by the Investors which fees or commissions shall be the sole responsibility of the Investors) made by or on behalf of other Persons for fees payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

     3.2.  Representations and Warranties of the Investors. Each of the Investors hereby represents and warrants to the Company as follows, as of the date hereof and as of the Closing Date:

            (a) Organization; Authority. If such Investor is a business entity, such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

            (b) Authorization and Power. Such Investor has the requisite corporate or partnership power and authority to enter into and to perform its obligations under the Transaction Documents and to purchase the Securities being sold to it hereunder. The execution, delivery and performance by such Investor of the transactions contemplated by the Transaction Documents and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Investor and no further consent or authorization of such Investor is required. When executed and delivered by the Investors, the Transaction Documents shall constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

            (c) Investment Intent. Such Investor is purchasing the Securities solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Such Investor does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with the terms and provisions of the Transaction Documents and federal and state securities laws applicable to such disposition. Such Investor acknowledges that (i) it has such knowledge and experience in financial and business matters such that Investor is capable of evaluating the merits and risks of Investor’s investment in the Company, (ii) it is able to bear the financial risks associated with an investment in the Securities, (iii) it has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation, (iv) it has reviewed or received copies of all reports, schedules, forms, statements and other documents required to be filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including pursuant to Sections 13, 14 or 15(d) thereof, (v) it and has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities, (vi) except for this Agreement and the transactions contemplated hereby, neither the Company nor its employees have disclosed to such Investor any material non-public information that, according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed, and (vii) it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement. Investor has the financial capability to perform all of its obligations under this Agreement, including the financial capability to purchase the Securities.

            (d) Rule 144. Such Investor understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Such Investor acknowledges that such person is familiar with Rule 144, and that such Investor has been advised that Rule 144 permits resales only under certain circumstances. Such Investor understands that to the extent that Rule 144 is not available, such Investor will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

            (e) Regulation S Transaction. Such Investor is acquiring the Securities in an offshore transaction in accordance with Rule 903 of Regulation S promulgated under the Securities Act and the Investor is not a "U.S. Person" as that term is defined under Rule 902(o)(1) of Regulation S. Without limiting the foregoing, the Investor acknowledges that no offer to the Investor to purchase the Securities has been made to the Investor in the United States and at the times of the offer to Investor to purchase the Securities and of the execution of this Agreement the Investor was domiciled and resided outside of the United States. Neither the Investor, nor any person acting on its behalf or any behalf of any such affiliate, has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the Securities, including but not limited to effecting any sale or short sale of the Company’s securities through the Investor or any of its affiliates prior to the expiration of any restricted period contained in Regulation S (any such activity being defined herein as a “Directed Selling Effort”). The Investor agrees that all offers and sales of the Securities from the date hereof and through the expiration of the any restricted period set forth in Rule 903 of Regulation S (as the same may be amended from time to time hereafter) shall not be made to U.S. Persons or for the account or benefit of U.S. Persons and shall otherwise be made in compliance with the provisions of Regulation S and any other applicable provisions of the Securities Act. Investor and its representatives have not conducted any Directed Selling Effort as that term is used and defined in Rule 902 of Regulation S and will not engage in any such Directed Selling Effort within the United States through the expiration of any restricted period set forth in Rule 903 of Regulation S. In addition, the Investor is purchasing the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act and such Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and pursuant to the applicable terms of the Transaction Documents. Such Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

            (f) General Solicitation. Such Investor acknowledges that the Securities were not offered to such Investor by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Investor was invited by any of the foregoing means of communications. Such Investor, in making the decision to purchase the Securities, has relied upon independent investigation made by it and the representations, warranties, agreements, acknowledgments and understandings set forth in the Transaction Documents and has not relied on any information or representations made by third parties.

            (g) Access to Information. Such Investor acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

            (h) Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase Securities and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision. Such Investor confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated hereby.

            (i) Not an Affiliate. Such Investor is not an officer, director or Affiliate of the Company.

ARTICLE 4
CONDITIONS

     4.1  Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities. The obligation hereunder of the Company to close and issue and sell the Securities to the Investors at the Closing Date is subject to the satisfaction or waiver, at or before such Closing, of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

            (a) Accuracy of the Investors’ Representations and Warranties. The representations and warranties of each Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time.

            (b) Performance by the Investors. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Investor at or prior to the Closing Date.

            (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

            (d) Delivery of Purchase Price. The Investors shall have delivered to the Company the applicable purchase price for the Shares to be purchased by each Investor.

            (e) Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by the Investors.

     4.2  Conditions Precedent to the Obligation of the Investors to Close and to Purchase the Securities. The obligation hereunder of each Investor to purchase the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for each Investor’s sole benefit and may be waived by any Investor at any time in its sole discretion.

            (f) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time.

            (g) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

            (h) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

            (i) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company, or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

            (j) Shares and Warrants. At or prior to the Closing, the Company shall have delivered to the Investors certificates representing the Shares (in such denominations as each Investor may request) and the Warrants (in such denominations as each Investor may request) duly executed by the Company, in each case, being acquired by the Investors at the Closing.

ARTICLE 5
OTHER AGREEMENTS OF THE PARTIES

     5.1.  Compliance with Securities Laws.

            (a) The Company agrees to issue certificates representing any of the Shares and the Warrant Shares, without the legend set forth below if at such time, prior to making any transfer of any such Shares or Warrant Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Shares or Warrant Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become and remains effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, or (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

            (b) Certificates evidencing the Securities shall contain a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws), until such time as they are not required under Section 5.1(a):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE BEING OFFERED PURSUANT TO REGULATION S (“REGULATION S”) PROMULGATED UNDER THE SECURITIES ACT. ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (A) REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, (B) THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED OR (C) SOLD OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS.

ARTICLE 6
MISCELLANEOUS

     6.1.  Fees and Expenses. Unless otherwise set forth herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance hereof.

     6.2.  Entire Agreement. This Agreement, together with the Warrants, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents.

     6.3.  Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, by telecopy or facsimile (or other electronic transmission) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	Sino Green Land Corporation
6F No. 947 Qiao Xing Road
Shi Qiao Town Pan Yu District
Guangzhou, China 511400
Attention: Anson Yiu Ming Fong
Facsimile: +86-20-8489-0227

If to the Investor:	To the address set forth under such Investor’s name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

     6.4.  Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding at least a majority in interest of the outstanding aggregate principal amount of the Note. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     6.5.  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

     6.6.  No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     6.7.  Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

     6.8.  Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

     6.9.  Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     6.10 . Independent Nature of Investor’s Obligations and Rights. The decision of the Investors to purchase Securities pursuant hereto has been made by each Investor independently.

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     IN WITNESS WHEREOF, the parties hereto have caused this Common Stock and Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SINO GREEN LAND CORPORATION

By: ___________________________
Anson Yiu Ming Fong
Chairman

[INVESTOR SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Common Stock and Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR
By:
Name:
Title:
Investment Amount:
Tax ID No.:

ADDRESS FOR NOTICE
c/o:
Street:
City/State/Zip:
Attention:
Tel:
Fax:

DELIVERY INSTRUCTIONS
(if different from above)
c/o:
Street:
City/State/Zip:
Attention:
Tel:

EXHIBIT A

LIST OF INVESTORS

Names and Addresses	Number of Shares	Dollar Amount of
of Investors	& Warrants Purchased	Investment

EXHIBIT B

Form of Warrant